UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
Investor Event and Earnings Call Announcement

On May 22, 2013, Bill Barrett Corporation (the “Company”) issued a press release announcing management plans to participate in the following upcoming investor events. The Company will post an investor presentation on the homepage of the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time the day prior to each event.

Senior Vice President – Geosciences Terry Barrett will present at the SunTrust Robinson Humphrey 2013 “Play-by-Play” Oil and Gas Conference on May 30, 2013 at 12:55 p.m. Eastern time. The event is not webcast.
Chief Financial Officer Bob Howard will present at the 2013 GHS 100 Energy Conference on June 25, 2013 at 2:30 p.m. Central time. The event will be webcast, accessible from the Company’s homepage, www.billbarrettcorp.com.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
All statements in the presentations, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated May 22, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013        BILL BARRETT CORPORATION

By:    /s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and
Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated May 22, 2013.